UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2020

(Exact name of registrant as specified in its charter)

Delaware	0-21121	06-1456680
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One Hamden Center
2319 Whitney Ave, Suite 3B, Hamden, CT	06518
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 859-6800

(Former Name or Former Address, if Changed Since Last Report):  Not applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
◻ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	TACT	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging Growth Company ◻
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 4.01	Changes in Registrant’s Certifying Accountant
(a) Dismissal of Previous Independent Registered Public Accounting Firm
On July 13, 2020, TransAct Technologies Incorporated (the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm as a result of a decision by the Audit Committee of the Board of Directors.
The audit reports of PwC on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2019 and 2018, contained no adverse opinion or disclaimer of opinion and were not  qualified or modified as to uncertainty, audit scope, or accounting principle.
During the fiscal years ended December 31, 2019 and 2018 and the subsequent interim period through July 13, 2020, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its reports on the Company’s financial statements for such years.   During the years ended December 31, 2019 and 2018 and the subsequent interim period through July 13, 2020, there have been no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K), except for the following material weaknesses in the Company’s internal control over financial reporting: (i) the Company did not design and maintain effective controls over user access within the Company’s ERP system, Oracle, to ensure appropriate segregation of duties and to adequately restrict user access to appropriate personnel. Specifically, the provisioning and user recertification controls were not designed to ensure users maintain proper segregation of duties and therefore could have inappropriate access rights; and (ii) the Company did not design and maintain effective controls over the completeness and accuracy of information included in key spreadsheets supporting the Company’s accounting records.
The Company provided PwC with a copy of the disclosures it is making herein and requested that PwC furnish the Company with a letter addressed to the SEC stating whether PwC agrees with the above statements.  A copy of such letter, dated July 17, 2020, is filed as Exhibit 16.1 to this Current Report on Form 8-K.
(b) Appointment of New Independent Registered Public Accounting Firm
On July 13, 2020, the Company engaged Marcum LLP (“Marcum”) as its independent registered public accounting firm for the fiscal year ending December 31, 2020.  The decision to engage Marcum was approved by the Audit Committee of the Board of Directors.
During the years ended December 31, 2019 and 2018, and through the subsequent interim period as of July 13, 2020, neither the Company nor anyone on its behalf consulted with Marcum regarding either: (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Marcum concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).
Item 9.01                          Financial Statements and Exhibits
(d)            Exhibits
16.1	Letter dated July 17, 2020 from PricewaterhouseCoopers LLP to the SEC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSACT TECHNOLOGIES INCORPORATED

By:	/s/ David B. Peters
David B. Peters
Vice President & Chief Accounting Officer

Date: July 17, 2020